UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

January 24, 2013

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2013, Kandi Technologies Group, Inc. (the “Company”) entered into the First Amendment to the Warrant To Purchase Common Stock (the “Warrant”) with Capital Ventures International (the “Capital Ventures”), effective as of January 22, 2013. The Company entered into a Securities Purchase Agreement with Hudson Bay Master Fund, Ltd. (“Hudson Bay”) and the Capital Ventures (collectively as the “Investors”) in January 2010, pursuant to which the Company issued the warrants (as adjusted in August 2010) to the Investors, which would expire on January 22, 2013, initially disclosed in the Form 8-K filed by the Company on January 21, 2010.

As of January 22, 2013, Hudson Bay has exercised all its warrant shares while Capital Ventures has exercised 355,000 warrant shares with 334,574 warrant shares remaining unexercised.

Under the First Amendment to the Warrant, the Company amends and extends the expiration date of the Warrant to Capital Ventures from January 22, 2013 to March 8, 2013. The amendment and extension of the expiration date of the Warrant does not extend any rights of Capital Ventures under the Securities Purchase Agreement other than the right to exercise its remaining warrant shares.

The description of the terms and conditions of the First Amendment to the Warrant To Purchase Common Stock is qualified in its entirety by the full text of that document, which is attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
10.1	First Amendment to the Warrant To Purchase Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2013

KANDI TECHNOLOGIES GROUP, INC.

By: /s/ Hu Xiaoming
Name: Hu Xiaoming
Title: Chairman and CEO